EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8
(Nos. 333-91511, 333-120856, 333-120857, 333-130740, 333-224452, 333-224453, and 333-287469) of Republic Bancorp, Inc. of our report dated March 6, 2026, with respect to the consolidated financial statements of Republic Bancorp, Inc. and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Louisville, Kentucky

March 6, 2026